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                                                                    EXHIBIT 10.9

                             [ENRON CORP LETTERHEAD]


August 8, 1989



Northern Border Pipeline Company
2223 Dodge Street
Omaha, Nebraska 68102


Dear Ladies and Gentlemen:

                                    GUARANTY

As an inducement to Northern Border Pipeline Company (hereinafter "Northern Border") to grant credit, or assume a credit risk, from time to time, in respect to transportation of gas by Northern Border pursuant to a U. S. Shippers Service Agreement (the "Agreement"), which Agreement is identical to or substantially the same as the copy attached hereto, for the benefit of Enron Gas Marketing, Inc. (hereinafter the "Shipper"), Enron Corp. (hereinafter the "Guarantor"), shall pay to Northern Border promptly when due, or upon demand thereafter the full amount of all indebtedness due to Northern Border from Shipper, pursuant to
Article 4 of the Agreement (including interest and expenses of all collection and reasonable counsel's fees incurred by Northern Border by reason of the default of Shipper), up to an annual aggregate amount of U.S. $15,000,000.00 during each year that the Agreement remains in effect.

This Guaranty by Guarantor shall remain in full force and effect during the term of the Agreement, and any extension or renewal thereof and thereafter until Shipper has fully performed all of its obligations under the Agreement. This Guaranty applies to all successors and/or assigns of Shipper; provided, however, that in the event Shipper is released pursuant to the Agreement and Northern Border's FERC Gas Tariff by Northern Border from its obligations under the Agreement, the Guarantor shall have the right to cancel this Guaranty by written notice to Northern Border on or after the effective date of such release.

Guarantor waives notice of acceptance hereof and notice of the volumes of gas transported by Northern Border for the benefit of Shipper, and of the amounts and terms thereof, and of all defaults or disputes with Shipper, and of the settlement or adjustment of such defaults or disputes. The Guarantor, without affecting its liability hereunder in any respect, consents to and waives notice of all changes of terms, the withdrawal of extension of credit or time to pay, the release of the whole or any part of the indebtedness, the settlement or compromise of differences, the acceptance or release of security, the acceptance of notes, or any other form of obligation for Shipper's indebtedness, and the demand, protest and notice of protest of such instruments or their endorsements.





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Northern Border Pipeline Company August 8, 1989 Page 2


The obligation of the Guarantor is a primary obligation and covers the payment of all existing and future indebtedness obligations of Shipper to Norther Border under the Agreement. This obligation shall be enforceable before or after proceeding against Shipper or against any security held by Northern Border and shall be effective regardless of the solvency or insolvency of Shipper at any time, the extension or modification of the indebtedness of Shipper by operation of law or the subsequent incorporation, reorganization, merger or consolidation of Shipper or any other change in the composition, nature, personnel or location of Shipper.

THIS GUARANTY SHALL FOR ALL PURPOSES BE DEEMED TO BE MADE IN, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEBRASKA. This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of Northern Border, its successors and assigns.

Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses, if any, which Shipper is or may be entitled to arising from or out of the Agreement and/or Northern Border's FERC Gas Tariff.

The Guarantor in executing this Guaranty, represents and warrants to Northern Border that:

        (i) The Guarantor is a corporation duly organized and existing in good standing and had full power and authority to make and deliver this Guaranty;

        (ii) The execution and delivery and performance of this Guaranty by the Guarantor has been duly authorized by all necessary action of its directors and shareholders and do not and will not violate the provisions of, or constitute default under, any presently applicable law or its articles of incorporation or by laws or any agreement presently binding on it; and

        (iii) This Guaranty has been duly executed and delivered by the authorized officers of the Guarantor and constitutes its lawful, binding and legally enforceable obligation.

IN WITNESS WHEREOF, this Guaranty has been duly executed by Rodney L. Gray , this 24th day of August, 1989.

"GUARANTOR"

Enron Corp.                                    Attest:


BY:      /s/ Rodney L. Gray                            /s/Linda F. Jenkins
     ----------------------------------       ----------------------------------
         Rodney L. Gray                                Linda F. Jenkins
         Vice President and Treasurer                  Assistant Secretary

Cc:      G. Heller
         W. Millhouse
         N. Oring